Exhibit 10.6

EP ENERGY CORPORATION

EMPLOYMENT INDUCEMENT PLAN

FORM OF RESTRICTED STOCK GRANT NOTICE

Pursuant to the terms and conditions of the EP Energy Corporation Employment Inducement Plan, as amended from time to time (the “Plan”), EP Energy Corporation (the “Company”) hereby grants to the individual listed below (“you” or “Employee”) the number of shares of Restricted Stock (the “Restricted Shares”) set forth below in this Restricted Stock Grant Notice (this “Grant Notice”), subject to the terms and conditions set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Employee:

Date of Grant:

Total Number of Restricted Shares:	Shares

Vesting Commencement Date:

Vesting Schedule:

The Restricted Shares shall become vested in accordance with the schedule set forth in the following table, so long as you remain continuously employed by the Company from the Date of Grant through each vesting date set forth below:

	Vesting Date	Number of Restricted Shares That Become Vested

First Anniversary of the Vesting Commencement Date
Second Anniversary of the Vesting Commencement Date
Third Anniversary of the Vesting Commencement Date
Fourth Anniversary of the Vesting Commencement Date

Notwithstanding the foregoing:

(i)     If Employee’s employment with the Company terminates due to Employee’s death or Disability (as defined in the employment agreement between Employee and the Company, the “Employment Agreement”), then if any Restricted Shares remain unvested as of the date of such termination, 50% of such unvested Restricted Shares shall immediately vest as of the date of such termination of employment, provided that Employee (or, if applicable, Employee’s estate) executes within the time provided to do so (and does not revoke within any time provided to do so) a release of claims in a form acceptable to the Committee; and

(ii)      If Employee’s employment with the Company terminates as a result of (A) the Company’s termination of Employee’s employment without Cause (as defined in the Employment Agreement) or (B) Employee’s resignation for Good Reason (as defined in the Employment Agreement), then if any Restricted Shares remain unvested as of the date of such termination, the vesting of a portion of the Restricted Shares granted hereunder equal to the Specified Acceleration Percentage shall immediately vest as of the date of such termination of employment, provided that Employee executes within the time provided to do so (and does not revoke within any time provided to do so) a release of claims in a form acceptable to the Committee.

As used herein, “Specified Acceleration Percentage” means the product of (x) 6.25% multiplied by (y) the number of complete calendar quarters that have elapsed in the calendar year that includes the date of Employee’s termination of employment prior to the date of such termination.

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.

You also understand and acknowledge that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code with respect to the Restricted Shares.  This election must be filed no later than 30 days after Date of Grant set forth in this Grant Notice.  This time period cannot be extended.  If you wish to file a section 83(b) election with respect to the Restricted Shares, an election form is attached hereto as Exhibit B.  By signing below, you acknowledge (a) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares and (b) that timely filing a section 83(b) election (if you choose to do so) is your sole responsibility, even if you request the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) to assist in making such filing or to file such election on your behalf.

This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

In addition, you are consenting to receive documents with respect to the Plan and the Restricted Shares granted hereunder by means of electronic delivery, provided that such delivery

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complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency.  This consent shall be effective for the entire time that you are a participant in the Plan.

Note: To accept the grant of the Restricted Shares, you must execute this Grant Notice and return an executed copy to the Company, 1001 Louisiana Street, Houston, Texas, 77002, by                .

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Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Employee has executed this Grant Notice, effective for all purposes as provided above.

EP ENERGY CORPORATION

By:
Name:
Title:

EMPLOYEE

SIGNATURE PAGE TO

RESTRICTED STOCK GRANT NOTICE

EXHIBIT A

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between EP Energy Corporation, a Delaware corporation (the “Company”), and                                                 (“Employee”).  Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.                                      Award.  The Company hereby grants to Employee the number of shares of Restricted Stock set forth in the Grant Notice (the “Restricted Shares”) on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.                                      Issuance Mechanics.  The Company shall (a) cause a stock certificate or certificates representing the Restricted Shares to be registered in the name of Employee, or (b) cause the Restricted Shares to be held in book-entry form.   If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the United States Securities and Exchange Commission and any stock exchange on which the Stock is then listed or quoted.  If the shares of Stock are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions of this Agreement.

3.                                      Forfeiture Restrictions.

(a)                                 The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided in this Agreement or the Plan, and in the event of the termination of Employee’s employment with the Company, Employee shall immediately and without any further action by the Company, forfeit and surrender to the Company for no consideration all of the Restricted Shares with respect to which the Forfeiture Restrictions have not lapsed in accordance with Section 3(b) as of the date of such termination of Employee’s employment.  The prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares to the Company upon termination of Employee’s employment as provided in the preceding sentence are referred to herein as the “Forfeiture Restrictions.”  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

(b)                                 The Restricted Shares shall be released from the Forfeiture Restrictions in accordance with the vesting schedule set forth in the Grant Notice.  The Restricted Shares with respect to which the Forfeiture Restrictions lapse without forfeiture are referred to herein as the “Earned Shares.”  As soon as administratively practicable following the release of any Stock from the Forfeiture Restrictions, the Company shall, as applicable, either deliver to Employee the certificate or certificates representing such Stock in the Company’s possession belonging to Employee, or, if the Stock is held in book-entry form, then the Company shall remove the notations indicating that the Stock is subject to the restrictions of this Agreement.  Employee (or the beneficiary or personal representative of Employee in the event of Employee’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

4.                                      Dividends and Other Distributions.  Dividends and other distributions that are paid or distributed with respect to a Restricted Share (whether in the form of shares of Stock or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping.  If the Restricted Share to which such Distributions relate is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited.  If the Restricted Share to which such Distributions relate becomes vested, then such Distributions shall be paid and distributed to Employee as soon as administratively feasible after such Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs).  Distributions paid or distributed in the form of securities with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

5.                                      Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the Restricted Shares by the Company, Employee shall have all the rights of a stockholder of the Company with respect to such Restricted Shares, subject to the restrictions herein, including the right to vote the Restricted Shares.

6.                                      Tax Withholding.  To the extent that the receipt or vesting of the Restricted Shares results in compensation income or wages to Employee for federal, state, local and/or foreign tax purposes, Employee shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the Restricted Shares, which arrangements include the delivery of cash or cash equivalents or, if permitted by the Committee in its sole discretion, shares of Stock (including previously owned shares of Stock, withholding or surrender of Restricted Shares, a broker-assisted sale, or other cashless withholding), other property, or any other legal consideration the Committee deems appropriate; provided, however, that, at a minimum, the Committee shall permit either (a) withholding or surrender of Restricted Shares or (b) a broker-assisted sale for each event that results in a tax withholding obligation.  If such tax obligations are satisfied through the withholding of Restricted Shares pursuant to this Agreement or surrender of previously owned shares of Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee.  Employee acknowledges that there may be adverse tax consequences upon the receipt, vesting or disposition of the Restricted Shares and that Employee has been advised, and hereby is advised, to consult a tax advisor. Employee represents that Employee is in no manner relying on the

Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

7.                                      Refusal to Transfer; Stop-Transfer Notices.  The Company shall not be required (a) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.  Employee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.                                      Restricted Shares Not Transferable.  The Restricted Shares may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed.  No Restricted Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

9.                                      Section 83(b) Election.  If Employee makes an election under section 83(b) of the Code to be taxed with respect to the Restricted Shares as of the Date of Grant rather than as of the date or dates upon which Employee would otherwise be taxable under section 83(a) of the Code, Employee hereby agrees to (a) use the election form provided in Exhibit B for such purpose and (b) deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service

10.                               No Right to Continued Employment or Awards.

(a)                                 For purposes of this Agreement, Employee shall be considered to be employed by the Company as long as Employee remains an employee of the Company or any Affiliate, or an employee of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.  Without limiting the scope of the preceding sentence, it is specifically provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs Employee.  Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Employee the right to continued employment by, or a continued service relationship with, the Company or any such Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time.  Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Employee or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.

(b)                                 The grant of the Restricted Shares is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.  Future grants of Awards will be at the sole discretion of the Company.

11.                               Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

12.                               Agreement to Furnish Information.  Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

13.                               Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate or other entity) and Employee in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that (a) materially reduces the rights of Employee or (b) adversely affects the economic rights of Employee under this Award shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

14.                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of law principles thereof.

15.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement without Employee’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Employee and Employee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

16.                               Clawback.  Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) the Company’s clawback policy and any other policy that may be adopted or amended by the Board from time to time, all shares of Stock granted hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

17.                               Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Delivery of an executed counterpart of the Grant Notice by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

18.                               Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

19.                               Headings; References; Interpretation.  All Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement.  All references to “including” shall be construed as meaning “including without limitation.”  Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.  All references to “dollars” or “$” in this Agreement refer to United States dollars.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

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EXHIBIT B

SECTION 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, taxpayer identification number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:

	Taxpayer’s Social Security Number:	- -

Taxpayer’s Address:

Taxable Year:

2.	The property that is the subject of this election (the “Property”) is shares of Class A common stock of EP Energy Corporation.

3.	The Property was transferred to the Taxpayer on .

4.	The Property is subject to the following restrictions: The shares are subject to various transfer restrictions and are subject to forfeiture in the event certain service conditions are not satisfied.

5.

The fair market value of the Property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $          per share x          shares = $               .

6.	The amount paid by the Taxpayer for the Property is $0.00.

7.	The amount to include in gross income is $ .

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Property.  A copy of the election also will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the Property was transferred.

Dated:
Taxpayer’s Signature